Exhibit 99.1

FANNIE MAY CONFECTIONS BRANDS, INC. AND
SUBSIDIARIES (formerly ALPINE CONFECTIONS, INC.)

CONSOLIDATED FINANCIAL STATEMENTS
AND REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

APRIL 30, 2006 AND 2005

C O N T E N T S

Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	1

CONSOLIDATED FINANCIAL STATEMENTS
CONSOLIDATED BALANCE SHEETS	3
CONSOLIDATED STATEMENTS OF OPERATIONS	4
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY	5
CONSOLIDATED STATEMENTS OF CASH FLOWS	6
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	8

SUPPLEMENTAL INFORMATION
REPORT OF INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANTS ON SUPPLEMENTAL INFORMATION	26
CONSOLIDATING BALANCE SHEET INFORMATION	27
CONSOLIDATING OPERATIONS INFORMATION	28

REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Fannie May Confections Brands, Inc. and Subsidiaries (formerly Alpine Confections, Inc.)

We have audited the accompanying consolidated balance sheets of Fannie May Confections Brands, Inc. and Subsidiaries (formerly Alpine Confections, Inc.) (the “Company”) as of April 30, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of the internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness on the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fannie May Confections Brands, Inc. and Subsidiaries (formerly Alpine Confections, Inc.) as of April 30, 2006 and 2005, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Salt Lake City, Utah
July 12, 2006

CONSOLIDATED FINANCIAL STATEMENTS

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

CONSOLIDATED FINANCIAL STATEMENTS

April 30,

ASSETS

	2006	2005
CURRENT ASSETS
Cash	$950,555	$407,541
Accounts receivable	5,313,575	6,346,666
Inventories, net	24,093,212	25,823,785
Deferred tax asset	-	1,801,000
Prepaid expenses and other assets	684,474	932,810
Related party notes receivable	113,402	127,353
Income tax receivable	297,497	843,847
Total current assets	31,452,715	36,283,002
PROPERTY AND EQUIPMENT, at cost, net	7,620,861	7,233,150
RELATED PARTY NOTES RECEIVABLE, less current maturities	210,151	326,734
GOODWILL, net	-	1,098,323
INTELLECTUAL PROPERTY	23,939,314	23,939,314
DEFERRED TAX ASSET	3,318,706	5,340,600
OTHER NONCURRENT ASSETS	852,408	745,215
	$67,394,155	$74,966,338

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Line of credit	$9,074,128	$14,569,264
Related party demand notes payable	2,570,343	1,478,983
Current maturities of notes payable	39,672,442	2,931,204
Accounts payable	4,182,826	4,587,335
Accrued liabilities	4,419,477	3,604,488
Stock warrant and put option liability	8,997,307	1,450,300
Total current liabilities	68,916,523	28,621,574
DEFERRED GAIN ON SALE OF BUILDING	8,294,545	8,887,012
NOTES PAYABLE, less current maturities	167,609	26,449,788
RELATED PARTY NOTES PAYABLE, less current maturities	-	300,000
COMMITMENTS	-	-
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, no par value	101,883	101,883
Retained earnings (deficit)	(10,687,217)	10,186,997
Accumulated other comprehensive income	600,812	419,084
Total stockholders' equity (deficit)	(9,984,522)	10,707,964
	$67,394,155	$74,966,338

The accompanying notes are an integral part of these financial statements.

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended April 30,

	2006	2005

Net revenues	$110,541,266	$97,028,599
Cost of sales	69,548,111	62,404,305
Gross profit	40,993,155	34,624,294

Selling, general and administrative expenses	37,709,677	30,484,060
Fees from unsuccessful financings	1,512,492	-
Loss on impairment of goodwill	1,098,323	-
Accretion of deferred gain on sale/ leaseback	(592,467)	(1,112,605)
Operating profit	1,265,130	5,252,839

Other income (expense)

Interest expense	(10,715,462)	(5,109,457)
Interest income	24,105	173,702
Stock warrant and put option expense	(7,547,007)	(960,300)
Other, net	(137,808)	(389,211)
	(18,376,172)	(6,285,266)
Net loss before income taxes	(17,111,042)	(1,032,427)
Income tax expense (benefit)	3,763,172	(1,065,326)
NET EARNINGS (LOSS)	$(20,874,214)	$32,899

The accompanying notes are an integral part of these financial statements.

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

CONSOLIDATED  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

Year ended April 30, 2006 and 2005

					Accumulated
					other
	Common stock, no par		Stock	Retained	comprehensive
	Shares	Amount	warrants	earnings (deficit)	income	Total

Balance as of May 1, 2004	4,945,606	$101,883	$490,000	$10,488,848	$197,672	$11,278,403
Treasury stock reclassification	-	-	-	(334,750)	-	(334,750)
Reclassification of warrants - adoption
of SFAS No. 150	-	-	(490,000)	-	-	(490,000)
Comprehensive income
Net earnings	-	-	-	32,899	-	32,899
Foreign currency translation
adjustment	-	-	-	-	221,412	221,412
Total comprehensive income						254,311
Balance as of April 30, 2005	4,945,606	101,883	-	10,186,997	419,084	10,707,964
Comprehensive loss
Net loss	-	-	-	(20,874,214)	-	(20,874,214)
Foreign currency translation
adjustment	-	-	-	-	181,728	181,728
Total comprehensive loss						(20,692,486)
Balance as of April 30, 2006	4,945,606	$101,883	$-	$(10,687,217)	$600,812	$(9,984,522)

The accompanying notes are an integral part of this financial statement.

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended April 30,

	2006	2005
Increase (decrease) in cash
Cash flows from operating activities
Net earnings (loss)	$(20,874,214)	$32,899
Adjustments to reconcile net earnings (loss) to
net cash provided by (used in) operating activities
Depreciation and amortization	1,949,713	1,675,062
Gain on disposal of property and equipment	1,789	4,872
Deferred income taxes	3,822,894	309,335
Change in fair value of warrants and put option	7,547,007	960,000
Provision for obsolete inventory	1,915,353	163,565
Provision for bad debts	748,099	1,417,893
Accretion of gain on sale/ leaseback	(592,467)	-
Loss on impairment of goodwill	1,098,323	-
Changes in assets and liabilities
Accounts receivable	284,992	1,140,864
Inventories	(184,780)	(7,527,911)
Prepaid expenses and other assets	248,336	(248,522)
Other noncurrent assets	(107,193)	(305,247)
Income taxes receivable	546,350	-
Accounts payable	(404,509)	(416,170)
Accrued liabilities	814,989	1,346,251
Deferred gain on sale of building	-	8,887,012
Income taxes payable	-	(2,971,053)
Total adjustments	17,688,896	4,435,951
Net cash provided by (used in)
operating activities	(3,185,318)	4,468,850
Cash flows from investing activities
Purchase of intellectual property	-	(240,605)
Purchase of property and equipment	(1,992,272)	(2,836,645)
Proceeds from disposal of property and equipment	4,890	145,255
Net cash used in
investing activities	(1,987,382)	(2,931,995)

(Continued)

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

Year ended April 30,

	2006	2005
Cash flows from financing activities
Net change in lines of credit	(5,495,136)	4,121,363
Proceeds from related party notes receivable	130,534	31,792
Proceeds from related party notes payable	1,091,360	994,769
Payments on related party notes payable	(300,000)	(1,011,209)
Proceeds from issuance of notes payable	11,218,565	2,400,000
Principal payments on notes payable	(857,506)	(8,248,059)
Net cash provided by (used in)
financing activities	5,787,817	(1,711,344)
Effect of exchange rate changes on cash	(72,103)	(57,626)
Net increase (decrease) in cash	543,014	(232,115)
Cash at beginning of year	407,541	639,656
Cash at end of year	$950,555	$407,541
Supplemental disclosures of cash flow information
Cash paid during the year for
Interest	$7,971,033	$4,950,126
Income taxes	-	1,641,578

The accompanying notes are an integral part of these financial statements.

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2006 and 2005

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the consolidated accompanying financial statements follows.

1. Business activity

Fannie May Confections Brands, Inc. (formerly Alpine Confections, Inc.) (FMCB) is headquartered in Alpine, Utah, and together with its subsidiaries (collectively, the Company), is a manufacturer, wholesaler and retailer of confectionery products. The Company’s principal operations and markets are the United States and Canada.

2. Principles of consolidation

The consolidated financial statements include the accounts and the operations of FMCB and its three wholly-owned subsidiaries, Harry London Candies, Inc. (Harry London) and Fannie May Confections, Inc. (Fannie May), and KDM Holdings, Inc. (KDM). KDM has three wholly-owned subsidiaries, Kencraft, Inc. (Kencraft), Maxfield Candy Company, Inc. (Maxfield), Alpine Confections Canada, ULC dba Dynamic Chocolates (Dynamic).

All material intercompany accounts and transactions have been eliminated in consolidation.

3. Revenue recognition

Revenue is recognized when there is evidence of an arrangement, the fee is fixed or determinable, collectibility is reasonably assured and the product is delivered. Sales returns are recorded as offsets to gross sales revenue. EITF 01-09, “Accounting for Considerations Given by a Vendor to a Customer” requires the netting of certain promotional allowances against revenues. Vendor concessions are recorded as offsets to gross revenue except when the Company receives an identifiable benefit in exchange for the concession and the fair value of the benefit can be reasonably estimated. Upon such conditions the concession is recorded as cost of sales.

4.  Accounts receivables

Accounts receivable are due from the sale of confectionary products. Credit is extended based upon evaluation of a customer’s financial condition. Accounts receivable are generally due within 30-45 days unless seasonal terms are granted for promotional periods. Accounts outstanding longer than the contractual payment terms are considered past due. The allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debts charged to earnings. Bad debts are charged against the allowance when management believes the uncollectibility of a receivable balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2006 and 2005

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

4.  Accounts receivables- continued

The allowance for doubtful accounts is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the receivables in light of historical experience, the nature and volume of the receivables and adverse situations that may affect the customer’s ability to repay. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of a specific and a general component. For balances that have been outstanding in excess of 90 days or balances where the likelihood of collectibility is less than remote, a specific allowance is established. The general component covers balances not specifically identified and is based upon historical bad debts.

The allowance totaled $347,777 and $837,054, as of April 30, 2006 and 2005, respectively.

5. Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method for all subsidiaries with the exception of Dynamic, which uses the average costing method.

6. Property and equipment

Depreciation and amortization are provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis. Accelerated depreciation methods are used for tax purposes.

Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

Expenses incurred for major renewals and betterment that extend the useful lives are capitalized. Expenditures for routine maintenance and repairs are expensed as incurred.

7.  Shipping and handling costs

Shipping and handling costs for goods purchased are recorded as a cost of inventory. Shipping and handling costs related to sales are generally charged to selling, general and administrative expenses. During the years ended April 30, 2006 and 2005, the company incurred shipping and handling costs related to sales of approximately $4,264,000 and 5,065,000 respectively.

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2006 and 2005

 NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

8.  Advertising expense

The Company expenses advertising and promotional costs as incurred. Certain advertising allowances that provide an identifiable benefit and the fair value of the benefit can be reasonably estimated are recorded as cost of goods sold. During the years ended April 30, 2006 and 2005, the company incurred advertising expense of approximately $1,525,000 and $1,498,000, respectively.

9. Goodwill

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets”. Under SFAS No. 142, the Company no longer amortizes goodwill from business acquisitions. Annually the Company reviews the goodwill for impairment or more frequently if impairment indicators arise.

During 2006, the Company performed its analysis of goodwill in accordance with SFAS 142. Based upon this analysis, management concluded that the goodwill of Dynamic was impaired. Goodwill of approximately $1,098,000 was written off as of April 30, 2006.

10.  Intellectual Property

As a result of the purchases of Harry London and Fannie May by FMCB, intellectual property of approximately $416,000 and $23,523,000 was recorded. The intellectual property consists of the brand names acquired in the business combinations valued based upon independent appraisal. The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets.” Under the provisions of SFAS No. 142, intangibles with finite lives are amortized and those with indefinite lives are not amortized. The brand names have an infinite life because they are expected to generate future cash flows indefinitely. The Company reviews the intellectual property annually for impairment, or more frequently if indicators arise. As of April 30, 2006, the Company concluded that the intellectual property was not impaired.

11. Income taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are provided based on the difference between the financial statement and tax bases of assets and liabilities as measured by the currently enacted tax rates in effect for the years in which these differences are expected to reverse. Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities. The Company evaluates the profitability of realizing the future benefits of its deferred tax assets and provides a valuation allowance when the likelihood of realizing an income tax benefit does not meet the more likely than not criteria for recognition.

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2006 and 2005

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

12. Use of estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosure of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. Significant estimates include inventory obsolescence, allowance for doubtful accounts, stock warrants and put option liability and goodwill.

13. Foreign currency translation

The balance sheet accounts of Dynamic are translated into United States dollars at year-end exchange rates, and related statement of operations amounts are translated at the weighted-average exchange rates for the year. The resulting translation adjustments are made directly to stockholders’ equity as a component of other comprehensive income. Gains or losses from foreign currency transactions, such as those resulting from the settlement of receivables or payables denominated in a foreign currency, are included in other income and expense in the statement of earnings.

14. Fair value of financial instruments

The carrying values of the Company’s cash, accounts receivable and payable, notes receivable and payable and line of credit approximate fair value due to the short-term maturity of the instruments.

15. Impairment for long-lived assets

Long-lived assets are reviewed for possible impairment whenever facts and circumstances indicate that the carrying amount may not be recoverable. An estimate of undiscounted future cash flows is used to determine whether the carrying value of the assets is recoverable. If the carrying value of the assets exceeds the expected future cash flows, the Company recognizes an impairment loss at an amount equal to the difference between the carrying amount of the future asset and their estimated fair values.

16. Certain reclassifications

Certain immaterial reclassifications have been made to the 2005 financial statements to conform to the 2006 presentation.

17. Recent accounting pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 151, “Inventory Costs”. SFAS No. 151 requires abnormal amounts of inventory costs related to idle facility, freight handling and wasted material (spoilage) to be recognized as current-period charges. In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company will be required to adopt the provisions of SFAS No. 151 for fiscal years beginning after June 15, 2005. The Company is currently evaluating the impact of SFAS No.151.

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2006 and 2005

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

17. Recent accounting pronouncements- continued

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29”. SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 is to be applied prospectively for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company is currently evaluating the impact of SFAS No. 153.

In December 2004, the FASB issued FSP SFAS 109-1, “Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004” that provides guidance on the application of SFAS No. 109 to the tax deduction on qualified production activities provided by the American Jobs Creation Act of 2004. FSP FAS 109-1 states that the qualified production activities deduction should be accounted for as a special deduction in accordance with SFAS No. 109, whereby the deduction is contingent upon the future performance of specific activities, including wage levels. The FASB also concluded that the special deductions should be considered when measuring deferred taxes and assessing a valuation allowance. The Company is currently evaluating the impact of SFAS 109-1.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.”  SFAS No. 150 establishes standards for how to classify and measure financial instruments with characteristics of both liabilities and equity. It requires financial instruments that fall within its scope to be classified as liabilities. SFAS No. 150 is effective as of June 1, 2003 for financial instruments entered into or modified on or after that date and, for pre-existing financial instruments, as of July 1, 2003. However, in October 2003, the FASB deferred indefinitely the provisions of SFAS No. 150 that relate to mandatory redeemable, non-controlling interests. The Company has financial instruments that have characteristics of both debt and equity and the Company has adopted the provisions of SFAS No. 150. As a result, during 2005 the Company reclassified its warrants from additional paid in capital to a warrant liability and recorded amortization expense and adjusted the warrants to fair market value as of April 30, 2006 and 2005.

In December 2003, the FASB issued Interpretation No. 46(R), “Consolidation of Variable Interest Entities”- an interpretation of Accounting Research Bulletin (“ARB”) No. 51. This Interpretation defines a variable interest entity and provides that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities and results of the activities of the variable interest entity should be included in consolidated financial statements with those of the business enterprise. Furthermore, the FASB indicated that the voting interest approach of ARB No. 51 is not effective in identifying controlling financial interests in entities that are not controllable through voting interests or in which the equity investors do not bear the residual economic risk. This Interpretation is applicable for the Company’s year ended April 30, 2006. There was no impact to the financial statements as a result of the adoption of this policy.

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2006 and 2005

NOTE B - INVENTORIES

Inventories consist of the following as of April 30, 2006 and 2005:

	2006
	KDM	Harry London	Fannie May	Total
Ingredients and packaging	$6,842,573	$5,678,056	$650,249	$13,170,878
Work-in-process	1,148,081	2,434,684	-	3,582,765
Finished goods	4,227,772	2,434,809	2,974,206	9,636,787
Allowance for obsolescence	(1,097,218)	(1,200,000)	-	(2,297,218)
	$11,121,208	$9,347,549	$3,624,455	$24,093,212

	2005
	KDM	Harry London	Fannie May	Total
Ingredients and packaging	$6,782,242	$5,543,369	$622,026	$12,947,637
Work-in-process	745,884	1,442,475	-	2,188,359
Finished goods	6,327,767	2,271,372	2,791,370	11,390,509
Allowance for obsolescence	(202,720)	(500,000)	-	(702,720)
	$13,653,173	$8,757,216	$3,413,396	$25,823,785

All inventories have been pledged as collateral on the debt of the Company.

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2006 and 2005

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment and estimated useful lives consist of the following as of April 30:

	2006	2005	Useful lives
Machinery and equipment	$16,988,591	$12,984,903	5 - 20
Buildings	232,176	293,911	30
Furniture and fixtures	987,082	839,278	3 - 20
Leasehold improvements	1,748,149	1,322,863	5 - 40
Vehicles	159,407	179,285	2 - 5
	20,115,405	15,620,240
Accumulated depreciation and amortization	(12,534,281)	(8,417,717)
	7,581,124	7,202,523
Construction in progress	39,737	30,627
	$7,620,861	$7,233,150

Depreciation expense totaled approximately $1,871,000 and $1,633,000 for the years ended April 30, 2006 and 2005, respectively. All property and equipment have been pledged as collateral on the debt of the Company.

During 2005, Harry London sold its office, production and warehouse facility located in Canton, Ohio for $10,735,000. Concurrent with the sale, Harry London entered into a 15-year operating lease for continued use of the building. The lease includes three, five-year renewal periods, exercisable at the option of Harry London. The lease payments are guaranteed by FMCB. The Company recognized the sale and lease of the building under the sale/leaseback accounting treatment. As a result of the transaction, the Company incurred a gain on sale of $9,999,617, of which $1,112,605 (the excess of the gain over the present value of the minimum lease payments) was recognized at the time of sale and the remaining $8,887,012 was deferred and will be recognized over the 15-year life of the lease. During 2006, $592,467 was recognized as a gain.

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2006 and 2005

NOTE D - LINE OF CREDIT

The Company has a line of credit with a financial institution with a maximum borrowing limit of $30 million. The line of credit is collateralized by certain assets of the company including accounts receivable and inventory. The line bears interest at the prime rate plus 0.25 percent (8 percent and 5.29 percent as of at April 30, 2006 and 2005 respectively). FMCB had approximately $9,100,000 and $14,569,000 outstanding on the line of credit as of April 30, 2006 and 2005, respectively. The line of credit agreement requires the Company to maintain a fixed charge calculation covenant. Debt at FMCB is cross collateralized with certain assets of all subsidiaries. As of April 30, 2006, FMCB was not in compliance with its required fixed charge calculation covenant. As a result, the Company is in default on the line.

The line of credit was paid in full on May 1, 2006 (Note J).

NOTE E - NOTES PAYABLE

Notes payable:

	2006	2005
Canadian prime plus 1.00% (5.25% at April 30, 2005) note payable to a bank, payable in monthly installments of $43,758 plus interest, collateralized by equipment.	$-	$857,973	*

LIBOR plus 2.45% (adjusted periodically) (5.87% at April 30, 2005) note payable to a bank, payable in monthly installments of $9,024 plus interest, collateralized by equipment.	-	171,471	*

8% note payable to related party, payable in monthly installments, uncollateralized	55,215	58,194

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2006 and 2005
NOTE E - NOTES PAYABLE - CONTINUED

	2006	2005
4.25% note payable to a bank, payable in monthly installments of $66,667 plus interest, collateralized by intellectual property.	-	3,533,333	*

16% note payable to an investment company (12% at April 30, 2005), interest payable monthly, collateralized by equipment and real property, net of discount of $291,320 in 2006 ($389,320 in 2005). Note was paid in full on May 1, 2006.	17,118,680	18,520,680

LIBOR plus 2.75 (adjusted periodically) (6.17% at April 30, 2005) note payable to a bank, payable in monthly installments of $33,333 plus interest, collateralized by equipment of related parties.	-	2,133,333	*

6% unsecured note payable in annual installments of $50,000 plus interest.	100,000	150,000

12% note payable to a related party investment company, interest payable in arrears in equal monthly installments. Note was paid in full during fiscal 2006.	-	300,000

LIBOR plus 2.45% (adjusted periodically) (5.87% at April 30, 2005) note payable to a bank, payable in monthly installments of $53,476 plus interest, collateralized by equipment.	-	3,422,479	*

Prime plus 1.5% (adjusted periodically) (7.25% at April 30, 2005) note payable to a bank, payable in monthly installments of $25,975 plus interest, collateralized by equipment.	-	493,529	*

4% note payable to a bank, payable in monthly installments of $40,000 collateralized by a building. Note was paid in full during fiscal 2006.	-	40,000

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2006 and 2005

NOTES E - NOTES PAYABLE - CONTINUED

	2006	2005
14% note payable to an investment company, interest payable monthly, collateralized by equipment and real property. Note was paid in full on May 1, 2006.	22,500,556	-	*

Other	65,600	-

	39,840,051	29,680,992

Less current maturities	39,672,442	2,931,204

	$167,609	$26,749,788

Related party demand notes:

LIBOR plus 2.45% (adjusted periodically) (5.87% at April 30, 2005) note payable to a related party, uncollateralized. Note was paid in full during fiscal 2006.	$-	$971,112

LIBOR plus 2.45% (adjusted periodically) (5.87% at April 30, 2005) note payable to a related party, payable in full on demand, uncollateralized	531,061	507,871

12% Fixed rate note payable to a related party, payable in full on demand, uncollateralized	2,039,282	-
	$2,570,343	$1,478,983

Future maturities of notes payable and demand notes are as follows:

Year ending April 30,
2007	$42,242,785
2008	83,708
2009	18,457
2010	18,457
2011	18,457
Thereafter	28,530
$42,410,394

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2006 and 2005

NOTE E - NOTES PAYABLE - CONTINUED

* This note was combined during July 2005 into a single $22,500,556 note payable to an investment company.

Long-term note with detachable stock warrants

Notes payable as of April 30, 2005 originally included warrants for a creditor to purchase up to 23% of the fully-diluted common stock of FMCB at $0.01 per share. As of April 30, 2005, FMCB also qualified under the debt agreement to repurchase 1.5% of the outstanding warrants at the original warrant price plus the tax liability, if any, of the current warrant holder. In addition, FMCB had the option to repurchase an additional 1.0% of the warrants through 2007 (0.5% per year) based upon the generation of certain cash flow levels by FMCB as defined in the original debt agreement.

In November 2005, the warrants to the original creditor were cancelled due to the assignment of the debt to another investment company. The assignment resulted in the granting of new warrants to the assignee to purchase 622,295 shares of FMCB common stock at $0.01 per share. This represents 9.5% of the fully-diluted common stock of FMCB. The warrants to the assignee expire in November 2015. Additionally, the assignor was granted new warrants to purchase 982,571 shares of FMCB common stock at $0.01 per share. This represents 15% of the fully-diluted common stock of FMCB. The warrants to the assignor expire in March 2013.

The warrants to both the assignor and assignee include a put option wherein a change in control of FMCB gives the warrant holder the right to require FMCB to purchase the warrant at its then existing fair market value.

Warrant holders are entitled to their common stock equivalent proportion of any distribution of assets or securities to the stockholders of FMCB.

As of April 30, 2005, FMCB valued the warrants using the Black-Scholes option pricing model and determined the fair value of the warrants to be $1,061,300, of which $888,300 related specifically to the $14,910,000 of debt pushed down to Fannie May. The fair value of the warrant is recognized as a warrant liability under the requirements of SFAS No. 150.

As of April 30, 2006, FMCB valued all warrants based upon the fair market value of the underlying shares of its common stock related to the subsequent valuation and purchase of FMCB shares of common stock on May 2, 2006. The valuation also includes the present value of additional amounts to be received by stockholders in a future period. The fair value of the warrants totals $8,997,307 as of April 30, 2006 and is recognized as a warrant liability under the requirements of SFAS No. 150.

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2006 and 2005

NOTE F - INCOME TAXES

The Company files a consolidated federal tax return with its subsidiaries. The Company’s income tax expense (benefit) for the year ended April, 30, is as follows:

	2006	2005
Current
Federal	$(60,000)	$(257,661)
State	-	(21,000)
Foreign	-	(540,500)
	(60,000)	(819,161)
Deferred
Federal	3,092,230	(321,165)
State	472,020	75,000
Foreign	258,922	-
	3,823,172	(246,165)
	$3,763,172	$(1,065,326)

The income tax provision reconciles to the U.S. federal statutory rate as follows:

	2006	2005
Income taxes computed at Federal statutory rate	$(5,817,828)	$(381,000)
State taxes, net of Federal benefit	(586,000)	(82,000)
Permanent differences	(353,000)	(555,000)
All other	(496,000)	(47,326)
Valuation allowance	11,016,000	-
	$3,763,172	$(1,065,326)

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2006 and 2005

NOTE F - INCOME TAXES - CONTINUED

The tax effects of temporary differences which give rise to deferred tax assets and liabilities consist of the following as of April 30:

	2006	2005
Current deferred tax assets (liabilities)
Amortization	$-	$63,000
Accrued interest	32,000	4,000
Allowance for doubtful accounts	402,000	627,000
Inventories	362,000	543,000
Accrued expenses and reserves	872,000	445,000
Deferred revenue	159,000	147,000
Unrealized foreign exchange gains	25,000	(28,000)
Warrants	3,433,000	-
Valuation allowance	(5,285,000)	-
Net current deferred tax asset	$-	$1,801,000

Long-term deferred tax assets (liabilities)
Deferred gain on sale of building	$3,318,706	$3,641,000
Depreciation	(164,000)	(524,000)
Amortization	475,000	488,000
Net operating loss carryforwards	3,861,000	501,000
Foreign tax credit carryforwards	1,156,000	1,015,000
Foreign temporary differences	266,000	-
Alternative minimum tax credit carryforwards	117,000	142,600
Contribution carryforwards	18,000	77,000
Valuation allowance	(5,729,000)	-
Net long-term deferred tax asset	$3,318,706	$5,340,600

At April 30, 2006, the Company had net operating loss carryforwards of $10,131,580 that expire in 2023 through 2026 and foreign tax credit carryforwards of $1,156,000 that expire in 2009.

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2006 and 2005

NOTE G - OPERATING LEASES

The Company conducts a portion of its operations using leased land, facilities and equipment. The leases qualify as operating leases.

The following is a schedule by year of future minimum lease payments under operating leases as of April 30 2006:

Year ending April 30,
2007	$3,698,817
2008	2,620,318
2009	1,929,761
2010	420,168
2011	202,208
Thereafter	266,902
Total minimum lease payments	$9,138,174

Real estate taxes, insurance, and maintenance expenses on leased property are generally obligations of the Company and, are not included as part of rental payments. It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties. Rent expense for buildings and equipment was $5,099,123 for the year ended April 30, 2006 ($3,757,183 for the year ended April 30, 2005).

NOTE H - RELATED PARTY TRANSACTIONS

1. Notes receivable

The Company has advanced funds to various stockholders and other related parties with common ownership. The resulting notes bear interest at seven percent annually and mature at various dates through 2008. Notes receivable balances from related parties total approximately $324,000 and $454,000 as of April 30, 2006 and 2005, respectively. The related party notes accrue interest at 4%.

2. Loans payable

The Company has various notes payable to related parties (Note E). Notes payable to related parties total approximately $2,625,558 and $1,837,177 at April 30, 2006 and 2005, respectively.

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2006 and 2005

NOTE H - RELATED PARTY TRANSACTIONS - CONTINUED

3. Leases

The Company leases its primary manufacturing, retail, warehouse and office facilities from stockholders sharing common ownership (Note G). The stockholders have liens upon certain of the Company’s furniture and fixtures, which may not be removed from the premises until all lease payments and other related charges are paid in full. Rental expense under this related party operating leases totaled $798,000 and $796,000 for the years ended April 30, 2006 and 2005, respectively.

Additionally, Fannie May leases eighteen retail stores from companies whose owners include officers and directors of FMCB. During the year ended April 30, 2006, Fannie May paid approximately $958,000 and $944,000 in rent expense on these stores during the year ended April 30, 2006 and 2005, respectively. These leases qualify as operating leases and expire in 2009.

NOTE I - COMMITMENTS

1. Royalty agreements

During 2002, FMCB entered into a royalty agreement whereby Maxfield and Harry London are allowed to develop, manufacture, package, distribute and sell merchandise using licensed trademarks, service marks and trade names of another party through designated distribution channels. The initial agreement provided that FMCB or its related entities would pay royalties on a graduated scale of 8% to 12% based on sales volume, subject to a minimum annual royalty of $800,000. However, subsequent amendments during fiscal 2006 reduced the royalty to 10% and eliminated the minimum annual royalty.

The initial term of the agreement extends through December 31, 2007. FMCB has the option to extend the agreement for a two-year period thereafter. Either party may terminate the agreement based upon certain criteria.

The Company has also entered into a royalty agreement whereby Maxfield is allowed to develop, manufacture, package, distribute and sell merchandise using licensed trademarks, service marks and trade names of another party through designated distribution channels. Maxfield paid a one time fee of $250,000 to enter into this agreement. The initial agreement provided that Maxfield would pay royalties of 5% of adjusted gross sales of the product sold under this agreement, subject to a minimum annual royalty of $700,000. The agreement was amended during fiscal 2006, eliminating the minimum annual royalty.

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2006 and 2005

NOTE I - COMMITMENTS - CONTINUED

2.  Purchase commitments

The Company has entered into inventory purchase agreements, whereby the Company agrees to purchase inventory at a predetermined price from various vendors. At April 30, 2006 and 2005, outstanding purchase commitments totaled approximately $10,124,000 and $8,483,000, respectively.

3. Employee contribution plan

The Company has adopted a 401(k) plan that is offered to all employees who are at least 21 years of age, have provided at least one year of service with the Company, and work at least 1,000 hours per year. The Company matches 25 percent of the employees’ contributions up to a maximum of 1.5 percent of the employees’ wages. The matching contributions are made annually to participating employees who are employed with Maxfield, Kencraft, Fannie May and Harry London at December 31 of each year. Participants are immediately vested in both employee and employer contributions. The Company contributed approximately $48,000 during each of the years ended April 30, 2006 and 2005, respectively.

4.  Stockholder put options

During 2003, the Company entered into an agreement with certain minority stockholders owning approximately 10% of the Company’s outstanding common shares (496,000 shares). Among other things, the agreement provides the minority stockholders a put option which, if tendered, would require the Company to repurchase their shares at fair value.

The put option is required to be accounted for under SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” The estimated fair value of the put options as of April 30, 2006 was determined to be nominal.

5.  Litigation

During 2004, Harry London filed suit against a former customer seeking approximately $280,000 for unpaid receivables and reimbursement of packaging which had been purchased to fulfill the customer’s orders. As a result of the suit, the customer filed a counterclaim against Harry London, alleging breach of contract, misrepresentation and interference, among other claims, in the amount of $5,000,000. As of April 30, 2005, Harry London has fully reserved against the receivables and the packaging inventories on hand.

Harry London believes the counterclaim is without merit and that the likelihood of a material adverse judgment is remote, as no written manufacturing contract exists, and as the product was shipped and accepted by the customer without disagreement, revocation or rejection. Though it is not possible to determine a possible range of loss, if any, the Company believes the counterclaim is without merit and intends to vigorously defend against it, and aggressively pursue its damages against the customer. During 2006, the former customer filed bankruptcy and the suit was suspended by the court.

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2006 and 2005

NOTE J - SUBSEQUENT EVENTS

On April 5, 2006 FMCB entered into a Definitive Stock Purchase Agreement whereby all of the shares of the Company were acquired on May 1, 2006 by 1-800-Flowers.com and its newly formed subsidiary FMCB Acquisition Co. Pursuant to the agreement, FMCB distributed the shares of KDM to the FMCB stockholders prior to closing the transaction with 1-800-Flowers.com. In conjunction with this transaction, all secured notes payables, unsecured notes payable and the line of credit totaling approximately $49,500,000 included in Note E were paid in full.

SUPPLEMENTAL INFORMATION

REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS
ON SUPPLEMENTAL INFORMATION

Board of Directors
Fannie May Confections Brands, Inc. and Subsidiaries (formerly Alpine Confections, Inc.)

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole of Fannie May Confections Brands, Inc. and Subsidiaries (formerly Alpine Confections, Inc.) as of April 30, 2006 and 2005, which are presented in the preceding section of this report. The consolidating information on pages 27 and 28 is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations, and cash flows of the individual entities. The consolidating information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the consolidated financial statements taken as a whole.

Salt Lake City, Utah
June 30, 2006

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

CONSOLIDATING BALANCE SHEET INFORMATION
April 30, 2006

ASSETS

	Fannie May		Harry	Fannie May
	Confections	KDM	London,	Confections,	Consolidating
	Brands, Inc.	Holdings, Inc.	Candies, Inc.	Inc.	Entries	Total
CURRENT ASSETS
Cash	$139	$573,336	$96,655	$280,425	$-	$950,555
Accounts receivable, net	-	1,637,912	2,027,698	1,647,965	-	5,313,575
Intercompany receivables	8,451,402	555,972	-	28,056	(9,035,430)	-
Inventories, net	-	11,159,294	9,445,187	3,722,302	(233,571)	24,093,212
Deferred tax asset	-	-	-	-	-	-
Prepaid expenses and other assets	-	229,224	166,783	289,467	(1,000)	684,474
Related party notes receivable	-	111,861	1,541	-	-	113,402
Income tax receivable	-	297,497	-	-	-	297,497
Total current assets	8,451,541	14,565,096	11,737,864	5,968,215	(9,270,001)	31,452,715
PROPERTY AND EQUIPMENT, at cost, net	-	3,981,266	2,145,403	1,494,192	-	7,620,861
RELATED PARTY NOTES RECEIVABLE,
less current maturities	-	210,151	-	-	-	210,151
INVESTMENT IN SUBSIDIARIES	15,468,831	-	-	-	(15,468,831)	-
INTELLECTUAL PROPERTY	-	-	416,618	23,522,696	-	23,939,314
DEFERRED TAX ASSET	-	-	3,318,706	-	-	3,318,706
OTHER NONCURRENT ASSETS	-	619,976	-	232,435	(3)	852,408
Total assets	$23,920,372	$19,376,489	$17,618,591	$31,217,538	$(24,738,835)	$67,394,155

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Line of credit	$7,566,556	$-	$724,258	$783,314	$-	$9,074,128
Related party demand notes	-	2,570,343	-	-	-	2,570,343
Current maturities of notes payable	26,453,889	3,206	50,000	13,165,347	-	39,672,442
Intercompany borrowings	-	-	1,525,632	7,495,191	(9,020,823)	-
Accounts payable	-	1,946,512	991,636	1,244,678	-	4,182,826
Accrued liabilities	578,636	980,922	1,255,885	1,603,196	838	4,419,477
Stock warrant and put option liability	901,229	-	-	8,096,078	-	8,997,307
Total current liabilities	35,500,310	5,500,983	4,547,411	32,387,804	(9,019,985)	68,916,523
DEFERRED GAIN ON SALE OF BUILDING	-	-	8,294,545	-	-	8,294,545
NOTES PAYABLE, less current maturities	-	52,009	115,600	-	-	167,609
STOCKHOLDERS' EQUITY
Common stock	101,883	10,751	1,000	10	(11,761)	101,883
Preferred stock	-	1,312,206	-	-	(1,312,206)	-
Additional paid-in capital	-	14,479,676	-	990	(14,480,666)	-
Retained earnings (deficit)	(11,681,821)	(2,579,948)	4,660,035	(1,171,266)	85,783	(10,687,217)
Accumulated other comprehensive income	-	600,812	-	-	-	600,812
Total stockholders' equity	(11,579,938)	13,823,497	4,661,035	(1,170,266)	(15,718,850)	(9,984,522)
	$23,920,372	$19,376,489	$17,618,591	$31,217,538	$(24,738,835)	$67,394,155

Fannie May Confections Brands, Inc. and Subsidiaries
(formerly Alpine Confections, Inc.)

CONSOLIDATING OPERATIONS INFORMATION
Year ended April 30, 2006

	Fannie May		Harry	Fannie May
	Confections	KDM	London,	Confections,	Consolidating
	Brands, Inc.	Holdings, Inc.	Candies, Inc.	Inc.	Entries	Total
Net revenues	$-	$35,102,023	$27,966,669	$48,414,354	$(941,780)	$110,541,266
Cost of sales	-	30,749,064	21,470,142	19,016,385	(1,687,480)	69,548,111
Gross profit	-	4,352,959	6,496,527	29,397,969	745,700	40,993,155
Selling, general and administrative expenses	2,230,770	9,721,913	6,802,580	18,951,957	2,457	37,709,677
Fees from unsuccessful financing	1,512,492	-	-	-	-	1,512,492
Loss on Impairment of goodwill	-	1,098,323	-	-	-	1,098,323
Accretion of deferred gain on sale of building	-	-	(592,467)	-	-	(592,467)
Operating profit (loss)	(3,743,262)	(6,467,277)	286,414	10,446,012	743,243	1,265,130
Other income (expense)

Management fee income (expense)	1,247,715	(1,090,742)	(75,000)	(75,000)	(6,973)	-
Intercompany revenue (expense)	(2,456)	945,645	2,022,137	(2,022,137)	(943,189)	-
Interest expense	(4,487,361)	(1,680,070)	(445,210)	(4,102,821)	-	(10,715,462)
Interest income	17,723	6,382	-	-	-	24,105
Stock warrant and put option expense	(703,729)	-	-	(6,843,278)	-	(7,547,007)
Other, net	(2,327)	514,369	(51,494)	(634,789)	36,433	(137,808)
	(3,930,435)	(1,304,416)	1,450,433	(13,678,025)	(913,729)	(18,376,172)
Net earnings (loss) before
income taxes	(7,673,697)	(7,771,693)	1,736,847	(3,232,013)	(170,486)	(17,111,042)
Income tax expense	245,095	1,158,091	1,921,986	438,000	-	3,763,172
NET LOSS	$(7,918,792)	$(8,929,784)	$(185,139)	$(3,670,013)	$(170,486)	$(20,874,214)